Exhibit 99.2

[GRAPHIC OMITTED]
  Tompkins
    Financial

                                                   For more information contact:
                                             Stephen S. Romaine, President & CEO
                                                          Francis M. Fetsko, CFO
                                     Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, January 30, 2008

                         Tompkins Financial Corporation
                             Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP - American Stock Exchange)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.32 per share, payable on February 15, 2008, to common shareholders of record on February 8, 2008.


Tompkins Financial Corporation is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.


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